CONSENT OF FINANCIAL ADVISOR

                        CONSENT OF RYAN BECK & CO., INC.

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Community Bancorp of New Jersey, to be dated April 28, 2004 which forms part of the Registration Statement on Form S-4 relating to the proposed merger of Sun Bancorp, Inc. and Community Bancorp of New Jersey, as Exhibit B to the joint proxy statement/prospectus and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                RYAN BECK & CO., INC.

                                                By: /s/ David P. Downs
                                                David P. Downs
                                                Managing Director

April 29,  2004